Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 113 to the Registration Statement (Form N-1A, No. 033-11802) of our reports dated February 14, 2017 on the financial statements and financial highlights of Deutsche Global Income Builder VIP, Deutsche Small Mid Cap Value VIP, Deutsche Global Growth VIP, Deutsche Government & Agency Securities VIP, Deutsche High Income VIP, Deutsche Global Equity VIP, Deutsche CROCI U.S. VIP, Deutsche Government Money Market VIP, Deutsche Small Mid Cap Growth VIP, Deutsche Alternative Asset Allocation VIP, and Deutsche Unconstrained Income VIP (all of the funds comprising Deutsche Variable Series II) included in each Fund’s Annual Report for the fiscal year ended December 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 25, 2017